UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2003

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-108185	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Item 5.  Other Events and Regulation FD Disclosure.

                    SIRVA, Inc., through its subsidiary SIRVA Worldwide, Inc., is party to a credit agreement, dated as of December 1, 2003, with the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as administrative agent, Banc of America Securities LLC, as syndication agent and Credit Suisse First Boston, Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as documentation agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.  This agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

                    SIRVA, Inc. (the “Company”) is party to a guarantee and collateral agreement, dated as of December 1, 2003, with SIRVA Worldwide, Inc and certain of its Subsidiaries in favor of JPMorgan Chase Bank, as Administrative Agent.  The agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit 99.1

Credit agreement, dated as of December 1, 2003, among SIRVA Worldwide, Inc. the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as administrative agent, Banc of America Securities LLC, as syndication agent and Credit Suisse First Boston, Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as documentation agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.

Exhibit 99.2	Guarantee and collateral agreement, dated as of December 1, 2003, made by SIRVA, Inc., SIRVA Worldwide, Inc. and certain of its Subsidiaries in favor of JPMorgan Chase Bank, as Administrative Agent.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTH AMERICAN VAN LINES, INC.

Date: December 8, 2003
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President,
General Counsel and Secretary